Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2021, with respect to the consolidated financial statements of Bioventus LLC included in the Annual Report on Form 10-K of Bioventus Inc. for the year ended December 31, 2020, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

October 29, 2021